CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of FIMCO Select Fund and to the use of our reports dated January 17, 2007 on the financial statements and financial highlights of FIMCO Select Fund, a series of shares of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2006

Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 21, 2007